UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenway Plaza, Suite 600

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 615-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On July 25, 2014, Buckeye Partners, L.P. (the “Partnership”) agreed to sale all of the outstanding limited liability company interests in Lodi Gas Storage, L.L.C. (“Lodi”) for $105 million pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated July 25, 2014, by and between Buckeye Gas Storage LLC, a wholly owned subsidiary of the Partnership, and BIF II CalGas (Delaware) LLC, an affiliate of Brookfield Infrastructure and its institutional partners.  Lodi owns a natural gas storage facility in Northern California.  The purchase price is subject to adjustment for net working capital at closing.

A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference into any filing of the Partnership.

The Purchase Agreement contains customary representations and warranties and covenants, including customary indemnification provisions.  Consummation of the sale of Lodi is subject to certain regulatory approvals as well as customary and certain other closing conditions.  There can be no assurance that the regulatory approvals and the closing conditions will be satisfied. The sale of Lodi is expected to close in the fourth quarter of 2014 or the first quarter of 2015.

Item 7.01                   Regulation FD Disclosure

On July 29, 2014, the Partnership issued a press release announcing the sale of Lodi, a copy of which is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not incorporated by reference into any filings of the Partnership.

Item 9.01.                Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
2.1	Purchase and Sale Agreement, dated July 25, 2014, between Buckeye Gas Storage LLC, a Delaware limited liability company, and BIF II CalGas (Delaware) LLC, a Delaware limited liability company.*

99.1	Press Release issued July 29, 2014.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

By:	/s/ Todd J. Russo
Todd J. Russo
Senior Vice President, General Counsel and Secretary

Dated: July 29, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Purchase and Sale Agreement, dated July 25, 2014, between Buckeye Gas Storage LLC, a Delaware limited liability company, and BIF II CalGas (Delaware) LLC, a Delaware limited liability company.*

99.1	Press Release issued July 29, 2014.

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.